UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TABLE OF CONTENTS

KELLY SERVICES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2008 ANNUAL MEETING OF STOCKHOLDERS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
Election of Directors Proposal 1
Approval of Standards for Performance-Based, Annual Incentive Award Criteria for Certain Executive Officers Under the Company’s Short-Term Incentive Plan
Proposal 2 Description of the Short Term Incentive Plan
Amendment and Restatement of Non-Employee Director Stock Award Plan
Proposal 3
Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm
Proposal 4

April 4, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Tuesday, May 6, 2008, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan.

Matters scheduled for consideration at this Meeting are the election of three Directors, approval of the standards for performance-based, annual incentive award criteria for certain executive officers under the Company’s Short-Term Incentive Plan, approval of the amendment and restatement of the Directors Stock Award Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2008.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

Terence E. Adderley
Chairman of the Board of Directors

Carl T. Camden
President and Chief
Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 6, 2008.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•	Proxy Statement for the Annual Meeting of Stockholders

•	Annual Report to Stockholders, including Form 10-K for the year ended December 30, 2007

To view the Proxy Statement or Annual Report visit: http://bnymellon.com.mobular.net/bnymellon/kelyb.

Please refer to the enclosed proxy card and proxy statement for information on voting options:
Internet — Telephone — Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Kelly Services, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 6, 2008 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three Directors as set forth in the accompanying Proxy Statement;

2.	To approve standards for performance-based, annual incentive award criteria for named executive officers under the Company’s Short Term Incentive Plan;

3.	To approve the amendment and restatement of the Non-Employee Director Stock Award Plan in the form of the 2008 Non-Employee Directors Stock Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2008;

5.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE STANDARDS FOR PERFORMANCE-BASED, ANNUAL INCENTIVE AWARD CRITERIA FOR NAMED EXECUTIVE OFFICERS UNDER THE COMPANY’S SHORT TERM INCENTIVE PLAN AS SET FORTH IN PROPOSAL 2, FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN AS SET FORTH IN PROPOSAL 3 AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 4.

Only holders of the Company’s Class B common stock of record at the close of business on March 13, 2008 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

By Order of the Board of Directors

April 4, 2008
999 West Big Beaver Road
Troy, Michigan 48084-4782
Daniel T. Lis
Senior Vice President, General Counsel
and Corporate Secretary

KELLY SERVICES, INC.
999 West Big Beaver Road
Troy, Michigan 48084-4782

April 4, 2008

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 6, 2008 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 4, 2008. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of three Directors, designated Proposal 1 on the proxy, FOR the approval of the standards for performance-based, annual incentive award criteria for Named Executive Officers under the Company’s Short Term Incentive Plan, designated Proposal 2, FOR the approval of the amendment and restatement of the Non-Employee Director Stock Award Plan in the form of the 2008 Non-Employee Directors Stock Plan, designated Proposal 3, and FOR the proposal to ratify the selection of the independent registered public accounting firm, designated Proposal 4 on the proxy, and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of the Class B common stock at the close of business on March 13, 2008 are entitled to notice of and to vote at the Annual Meeting of Stockholders. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 13, 2008, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,459,585 shares of the Class B common stock, having a par value of $1.00 per share. Class B stockholders on the record date will be entitled to one vote for each share held.

Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. A “broker non-vote” occurs if a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by
Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on February 22, 2008, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

	Number of Shares		Percent
Name and Address of	and Nature of		Of
Beneficial Owners	Beneficial Ownership		Class

Terence E. Adderley	3,214,265	(a)(b)	92.9
999 West Big Beaver Road
Troy, Michigan 48084

(a)	Includes 1,970,751 shares held by the Terence E. Adderley Revocable Living Trust B of which Mr. Adderley is a co-trustee and has sole investment and voting power; 1,171,189 shares in the William R. Kelly Marital Trust of which Mr. Adderley is a co-trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; and 500 shares held in four separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 22, 2008, on the basis described above, of each director and nominee, each of the named executive officers and all directors and executive officers as a group.

	Class A Common Stock			Class B Common Stock
	Number of Shares			Number of Shares
Directors and Named	and Nature of		Percent of	and Nature of		Percent of
Executive Officers	Beneficial Ownership(a)		Class	Beneficial Ownership		Class

T. E. Adderley, Chairman	4,484,829	(b)	14.4	3,214,265	(c)	92.9
C. T. Camden, Director, Executive Officer and Nominee	278,202		*	100		*
J. E. Dutton, Director	13,028		*	100		*
M. A. Fay, O.P., Director	35,121		*	100		*
V. G. Istock, Lead Director	38,764		*	1,475		*
L. A. Murphy, Director and Nominee	650		*	0		*
D. R. Parfet, Director	11,004		*	100		*
B. J. White, Director and Nominee	30,889		*	100		*
G. S. Corona, Executive Officer	58,607		*	100		*
M. L. Durik, Executive Officer	76,451		*	100		*
R. E. Kleiner, Executive Officer	128,730		*	0		*
M. S. Webster, Executive Officer	47,284		*	100		*
All Directors and Executive Officers as a Group (14 persons)	5,268,516		16.9	3,216,740		93.0

*	Less than 1%

(a)	Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 410,500 for T. E. Adderley; 115,833 for C. T. Camden; 8,000 for J. E. Dutton; 25,500 for M. A. Fay; 25,500 for V. G. Istock; 5,000 for D. R. Parfet; 20,500 for B. J. White; 17,120 for G. S. Corona; 4,000 for M. L. Durik; 98,000 for R. E. Kleiner; and 14,500 for M. S. Webster.

(b)	Includes 716,174 shares directly held; 2,942,513 shares in the William R. Kelly Marital Trust of which Mr. Adderley is co-trustee with JP Morgan Chase Bank N.A.; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JP Morgan Chase Bank N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; 62,000 shares in four separate trusts of which Mr. Adderley is a co-trustee with J.P. Morgan Chase Bank, N.A.; and 223,642 shares held in the Estate of Margaret A. Kelly, of which Mr. Adderley is co-personal representative.

(c)	See footnotes (a) and (b) to first table.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been timely filed with the Securities and Exchange Commission for 2007.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Chairman of our Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its board of directors comprised of independent directors. Director nominees are not required to be selected or recommended for the board’s selection by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors. A controlled company is required to have an audit committee composed of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the audit committee have the ability to read and understand fundamental financial statements and that at least one member of the audit committee possess financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent directors.

Board of Directors

Our Board of Directors is responsible for overseeing the business of the Company.

At its regularly scheduled meeting on February 12, 2008 the Board affirmatively determined that Leslie A. Murphy and B. Joseph White, who are nominees for election at the 2008 Annual Meeting, and Directors Jane E. Dutton, Maureen A. Fay, Verne G. Istock and Donald R. Parfet, whose respective terms of office continue until the Annual Meetings of the Stockholders in 2009 and 2010, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company.

At its meeting in February 2008 our Board of Directors revised and reaffirmed its Corporate Governance Principles which were first adopted in February 2004. The full text of the Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

Our Board held eight meetings during 2007, which included two special meetings. The special meetings were called to consider matters related to a secondary public offering of the Company’s Class A common stock. All of the Directors of the Company attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2007.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose members are T. E. Adderley, J. E. Dutton, M. A. Fay (Chair), D. R. Parfet, V. G. Istock and B. J. White, held four meetings during 2007. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become Directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

Below is a description of key Corporate Governance Principles and how they have been implemented, if appropriate.

Director Nominations, Qualifications, Effectiveness and Independence

The Board is responsible for approving director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees because of the Company’s status as a controlled company.

Directors must have the highest personal and professional character and integrity and substantial experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated. Candidates are selected based upon the contributions they can make to the Board.

Directors are provided an orientation program and participate in continuing education through presentations developed by the Company and seminars offered by third party providers.

The number of boards on which a director serves, along with any other time commitments a director may have, are considerations in determining the director’s ability to serve effectively. The Board conducts an annual evaluation of its performance. The evaluation process includes an assessment of the Board’s effectiveness and independence, access to and review of information provided by management, responsiveness to stockholder concerns and maintenance of standards of business conduct and ethics and of the Principles.

At least annually the Board assesses the independence of the Company’s non-management directors and the financial sophistication or financial expertise of the members of the Audit Committee. In determining the independence of the current nominees and continuing non-management Directors, the Board primarily considered the following factors:

•	No nominee or director is an officer or employee of the Company or its subsidiaries or a director of a subsidiary or an affiliate;

•	No nominee or director has a family member who is an officer of the Company or its subsidiaries;

•	No nominee or director or a family member has a current or past material relationship with the Company;

•	No nominee or director or family member accepted payments from the Company (other than for Board service) in excess of $120,000;

•	No nominee or director or family member thereof has been employed by the Company’s independent registered public accounting firm for at least three years;

•	No officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee or director or a member of the immediate family of a nominee or director;

•	No nominee or director or family member thereof was a partner, controlling shareholder or executive officer of any organization to which the Company made or received payments of the greater of $200,000 or 5% of the recipient’s gross revenue.

Tenure

A non-management director shall tender his or her resignation at the time of resignation, retirement or termination from his or her current position, upon a material change in position or upon attaining age seventy. The Board retains sole discretion whether or not to accept a resignation. Term limits are not established. The perceived value of term limits are outweighed by the contributions of directors who have been able to develop, over a period of time, increasing insight into our operations and strategic direction.

Meetings and Attendance

Five regular meetings at appropriate intervals are considered desirable for the Board to properly discharge its duties. Special meetings may be called to address specific needs.

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. All Directors then in office attended the 2007 Annual Meeting of the Stockholders.

The independent directors are required to meet in executive session at least twice annually.

Management Evaluation and Succession Planning

At least annually the Compensation Committee discusses potential successors as Chief Executive Officer and reviews the performance of members of senior management.

Compensation Committee

The Company’s compensation program is administered by the Compensation Committee of the Board of Directors. The Committee held three meetings in 2007.

The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2007, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com, and in the Compensation Discussion and Analysis presented at pages 7-13 of this proxy statement.

The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president. To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist it in its decisions regarding the total compensation of senior officers.

The Committee has the authority to retain independent consultants in the exercise of its authority. To assist in its review of executive compensation, the Committee retained Hewitt Associates in 2007 to evaluate executive compensation and compensation programs. The Committee also engaged Towers Perrin in 2007, to conduct an audit of the Company’s executive competitive pay methodology and process and to review the Company’s long-term incentive grant strategy. The consultants reported directly to the Committee and the Committee determined the consultants’ scope of work and fees. The Committee believes that the use of independent consultants provides additional assurance that the Company’s executive compensation and compensation programs are reasonable and consistent with Company objectives.

Compensation Committee Interlocks and Insider Participation

In 2007 the Compensation Committee members were J. E. Dutton, M. A. Fay, V. G. Istock, D. R. Parfet and B. J. White (Chair), all of whom are independent Directors. During 2007, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of J. E. Dutton, M. A. Fay, V. G. Istock, D. R. Parfet (Chair) and B. Joseph White, all of whom are independent directors. The Audit Committee held eight meetings in 2007. The Audit Committee’s purpose is to approve the scope of the work and fees of the independent registered public accounting firm and to review with the independent registered public accounting firm their report or opinion on the Company’s financial statements and the Company’s internal control over financial reporting. The Board has unanimously determined that D. R. Parfet qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. The other members of the Audit Committee have the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all Directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Business Conduct and Ethics, which was amended by the Board of Directors in February 2008, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains all material elements of the compensation earned by or paid to the named executive officers, including the basis for determining the elements of compensation and how they fit into the Company’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (the “Committee”) believes that the Company’s Executive Compensation Program should be designed to achieve the following objectives:

•	Align pay with short and long-term Company performance results that directly influence shareholder value — Earnings Per Share (EPS), profit and stock price;

•	Attract key executives critical to its long-term success;

•	Retain the executives necessary to successfully lead and manage the organization; and

•	Fairly reward executives for Company and individual performance.

The total compensation program for executive officers consists of the following components:

•	Base Salary;

•	Annual Cash Incentive;

•	Long-term Equity;

•	Retirement Plan;

•	Health and Welfare Benefits; and

•	Certain Other Benefits.

An executive’s performance is reviewed and related compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salary range midpoints, target annual cash incentive awards and target long-term equity awards are based on the median of a peer group of comparable executive positions in companies of similar revenue size in the business services industry and as reflected in multiple third party survey data. The target positions may be adjusted to reflect the Company’s scale and scope. Total compensation is targeted to reflect the median value of the executive’s position in the marketplace, along with the level of job responsibility, company performance and individual performance.

The Committee understands the significance of its responsibilities and receives a significant amount of information and input as a reference and in support of its decision making. As noted above, the Committee uses available survey data that align with the Company’s sales volume and market capitalization, as well as the nature of its business and workforce, in determining the competitive positioning of pay. The composition of companies within the various surveys changes from time to time. In 2007, the peer group analysis included a review of Manpower Inc., Spherion Corporation and Robert Half International Inc. Third party survey data was purchased from The Conference Board, Watson Wyatt Data Services and Towers Perrin. Peer group data is used as a reference point for the staffing industry, but more emphasis is given to the third party survey data due to the depth and robustness of the data. The peer group analysis and third party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. The Committee also considers the recommendations of the Chief Executive Officer regarding total compensation for those executives reporting to him. The Human Resources Division also provided the Committee historical and prospective components for each executive officer.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each executive’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of executive compensation and executive compensation programs, performance objectives and financial targets. The Committee reviews each element of total compensation individually (base salary, annual cash incentive, long-term equity) and total compensation in aggregate.

The Committee establishes performance objectives for the Chief Executive Officer (“CEO”) on an annual basis in accordance with the process set forth in the Corporate Governance Principles. The Committee also evaluates the CEO’s performance and determines and approves the CEO’s compensation. The CEO reviews the performance of the other named executive officers on an annual basis and makes recommendations on their compensation to the Committee.

The CEO’s total compensation is comprised of the same elements as all other named executives. The determination of the CEO’s compensation is made based on the measures and responsibilities deemed by the Committee to be relevant, including appropriate market comparisons.

On an annual basis, the Committee determines corporate financial goals and target awards in accordance with the terms of the Company’s Short Term Incentive Plan. The Committee approves the awards to the named executive officers individually on an annual basis consistent with the achievement of such goals.

The Committee annually approves the grant of stock, stock options and other stock-based awards pursuant to the Company’s Equity Incentive Plan and the terms thereof, including vesting schedules, performance goals, exercisability and term, to the Company’s senior officers and reviews such awards made under delegated authority to other employees.

To assist in its review of executive compensation, the Committee retained Hewitt Associates in 2007 to evaluate executive compensation and compensation programs. The Committee also engaged Towers Perrin in 2007, to conduct an audit of the Company’s executive competitive pay methodology and process and to review the Company’s long-term incentive grant strategy. The consultants reported directly to the Committee and the Committee determined the consultants’ scope of work and fees. The Committee believes that the use of independent consultants provides additional assurance that the Company’s executive compensation and compensation programs are reasonable and consistent with Company objectives.

Compensation Policy, Programs and Components

Base Salary

Base Salaries for the named executive officers are targeted to be competitive with the Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries are targeted to generally correspond with the median of the range of salaries in the Market Data. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

Base salaries of named executives are reviewed on an annual basis (or as an executive’s duties and responsibilities change) by the Committee. Increases in salary are based on an individual’s performance and level of pay compared to relevant Market Data, relevant internal peers and consideration of the Company’s salary budget. In May of each year, the Committee reviews annual salary increases and makes recommendations to the Board for senior officers. Any approved changes by the Board to base salaries are effective June 1st. Base salary changes, if any, are reflected in the narrative of the Summary Compensation Table.

Annual Cash Incentive

The Committee believes that the named executive officers should have a high portion of their total compensation earned through “at risk” pay-for-performance cash incentives. Annual compensation changes may be in the form of an adjustment to base salary, a change in incentive target percentage or both depending on the competitive Market Data, the executive’s performance and the portion of the executive’s compensation that is intended to be “at risk”. The percentage of total compensation at risk under the terms of the Company’s Short Term Incentive Plan (“STIP”) increases significantly as the individual executive’s responsibilities and influence on overall performance results increases. Consistent with the intended strategy of increasing the portion of senior executives’ compensation that is “at risk”, in 2007 several executives only received an increase in their incentive target percentage.

Annual cash incentives to the named executives are subject to the terms of the STIP. Annual incentive awards are determined as a percentage of each executive officer’s actual base salary earnings. The Committee determines the objective and qualitative performance measures and the other terms and conditions of awards. The Committee retains the right in its discretion to reduce a STIP award based on Company, divisional/departmental or individual performance, but has no discretion to increase a STIP award. The Committee may approve a Special Bonus for named executives on a discretionary basis, to recognize exceptional performance or actions not related to objectives set forth in the Short Term Incentive Plan.

In February of each year, the Committee evaluates and approves the STIP Target for each named executive. The STIP Target is established as a percentage of each individual’s actual base salary earnings. For the named executives, the 2007 STIP target percentages are detailed in the narrative of the Summary Compensation Table.

In February 2007, the Committee established a STIP payout schedule based on corporate diluted earnings per share (EPS). The 2007 STIP EPS target was set at $2.00 per share, threshold EPS was set at $.80 per share and maximum EPS was set at $2.50 per share. Historical performance and projected future business/economic conditions were considered in establishing the 2007 Corporate EPS STIP schedule. The target of $2.00 per share was set to match the Company’s 2007 budget and was seen as very challenging and difficult to achieve. The threshold of $.80 per share was set at a level 25% higher than the 2006 threshold and well above the amount required to cover the Company’s dividend. The maximum of $2.50 per share was set at a level 25% over the 2007 budget and if achieved, would have been the highest EPS result in the Company’s history. The entire potential incentive for the CEO, Chief Administrative Officer and Chief Financial Officer is tied to this objectively determinable standard. For the other named executives, a portion of their incentive is tied to the corporate EPS result and a portion is tied to the profit of their business unit relative to budget.

The 2007 Corporate EPS result exceeded the payout threshold the Committee had established. The Corporate EPS result that applies to STIP was $1.72 per share, which equated to a 76.7% STIP payout rate. EPS is calculated for this purpose as diluted net earnings per share disregarding restructuring costs and gains from the sale of discontinued operations. For the named executives, the 2007 STIP results are detailed in the narrative of the Summary Compensation Table. The Committee reviewed and approved all payments in accordance with the STIP program.

Equity Incentive Plan

The Equity Incentive Plan (“EIP”) provides for long-term incentive stock-related compensation to the named executives for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain key employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

The Equity Incentive Plan (“EIP”) provides for the payment of equity and non-equity awards. Non-Qualified Stock Options, Incentive Stock Options and Restricted Stock Awards are currently the only type of awards outstanding under the Equity Incentive Plan and the former Performance Incentive Plan.

The decision to grant stock-based awards for the named executives is considered by the Committee on an annual basis at their Spring meeting. Grant size is determined based on Market Data and consideration of company financial performance. The Committee approved only the grant of restricted stock awards under the EIP during 2007. Restricted stock awards are considered by the Committee to be a most effective vehicle to achieve the Company’s long term incentive objectives:

•	Alignment to Financial Performance;

•	Facilitate Retention;

•	Facilitate Stock Ownership; and

•	Clarity and Understanding.

Individual restricted stock awards for each of the named executives are detailed in the Grants of Plan Based Awards Table.

Stock Ownership Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with the stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include stock owned by the executive officer directly and the “net value” of any restricted stock awards not yet vested. Net value is defined as 60% of the restricted stock award. Upon achievement of the minimum share ownership requirement, all executives are additionally required to retain ownership of fifty percent of the net value of shares granted of restricted stock. The minimum share ownership requirement for senior officers by title is: CEO 70,000 shares, Executive Vice Presidents 30,000 shares and Senior Vice Presidents 10,000 shares. The Executive Stock Ownership Requirements Plan allows six years for senior officers to meet their stock ownership requirements.

Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Executive Stock Ownership Requirements Plan. The Committee reviews the executives’ progress toward and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Company can eliminate or adjust the amount of any future equity awards.

As of December 31, 2007, all named executive officers had met their stock ownership requirements except for Mr. Webster. Mr. Webster was promoted to Executive Vice President in June 2007 and is making significant progress toward achieving his individual ownership requirement as an Executive Vice President.

Retirement Plans

In order to provide a competitive total compensation package, the Company has established a retirement plan. The named executive officers are eligible to participate in the Company’s Management Retirement Plan (“MRP”). The MRP is a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by IRS section 414(q)(1)(B)(i). On an annual basis, the Committee reviews consideration of a discretionary Company contribution and the Company matching contribution rate for the MRP.

There are no additional pension plans or qualified plans available to highly compensated employees. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their incentive earnings. The Company provides a match equal to 50% of the first 8% of a participant’s base salary and incentive. The Committee also reviews and considers an annual discretionary award.

Health and Welfare Benefits

The health and welfare plans provided to the named executives are the same plans available to all other employees, including company provided life insurance.

Certain Other Benefits

Other benefits and perquisites provided to certain named executive officers in 2007 are summarized below:

Company Aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a Company aircraft is available. Senior executives may utilize the Company’s aircraft for business purposes. On rare occasions, when approved by the CEO, an executive may use the aircraft for personal non-business purposes. For compensation purposes, the personal use of company aircraft in 2007 was valued in accordance with SEC guidelines. Individual personal usage of the company aircraft is detailed in the footnotes of the Summary Compensation Table.

Car Allowance — A car allowance is paid to the named executive officers under the continuation of a prior benefit program.

Vacation Facility — The Company owned condominium located in Harbor Springs, Michigan is available on a limited basis to employees at the Vice President level and above.

Entertainment Tickets — The Company purchases entertainment tickets to local events for the purpose of customer entertainment, business development or vendor appreciation. In the event that tickets are not used for this purpose, employees at the Director level and above may avail themselves of the entertainment tickets for personal use.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the executives listed in the Summary Compensation Table. However, tax deductibility is only one of the factors that must be considered in any final decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code (“Section 409A”). In November 2007, the Committee approved changes to the Company’s deferred compensation arrangements effective January 1, 2008 as required to comply with Section 409A. The Company believes it has operated in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments under the Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

Prior to and at its meeting held on February 12, 2008 the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement at pages 7-13. Based on its review and discussions with management, the Committee recommended that the Board of Directors approve the Compensation Discussion and Analysis and direct management to include it in this proxy statement. The Board of Directors approved the Committee’s recommendation at its regular meeting held on February 12, 2008.

This report is submitted by the Compensation Committee of the Board of Directors.

B. Joseph White, Chair
Jane E. Dutton
Maureen A. Fay
Donald R. Parfet
Verne G. Istock

Summary Compensation Table

							Change in Pension
							Value &
							Nonqualified
							Deferred
		Salary		Stock Awards	Option Awards	Non-Equity	Compensation
Name and		($)	Bonus	($)	($)	Incentive Plan	Earnings	All Other		Total
Principal Position	Year	(1)	($)	(2)	(3)	Compensation ($)	($)	Compensation ($)		($)

Carl T. Camden
President and Chief	2007	$900,000	$0	$684,847	$19,421	$848,500	$0	$348,407	(4)	$2,801,175
Executive Officer	2006	$868,750	$0	$528,019	$108,186	$1,061,400	$0	$228,614		$2,794,969
Michael L. Durik
Executive Vice President and Chief Administrative	2007	$600,000	$0	$348,970	$12,947	$375,000	$0	$100,459	(5)	$1,437,376
Officer	2006	$600,000	$50,000	$278,206	$64,157	$496,000	$0	$89,950		$1,578,313
William K. Gerber(10)
Executive Vice President and Chief Financial	2007	$570,000	$15,000	$278,422	$9,710	$296,900	$0	$83,188	(6)	$1,253,220
Officer	2006	$570,000	$0	$241,751	$37,059	$390,900	$0	$76,699		$1,316,409
Rolf E. Kleiner
Senior Vice President
International and Outsourcing &	2007	$343,750	$0	$176,429	$8,092	$356,600	$0	$49,496	(7)	$934,367
Consulting Group	2006	$335,000	$0	$167,778	$44,407	$200,000	$0	$45,267		$792,452
George S. Corona
Executive Vice President and General	2007	$368,750	$37,100	$229,359	$8,092	$145,200	$0	$55,966	(8)	$844,467
Manager — Americas	2006	$325,000	$0	$181,395	$36,751	$200,000	$0	$45,798		$788,944
Michael S. Webster
Executive Vice
President Global Sales, Service and Marketing	2007	$368,750	$0	$229,359	$8,092	$182,300	$0	$34,449	(9)	$822,950
	2006	$325,000	$0	$183,439	$40,185	$200,000	$0	$33,793		$782,417

(1)	Salary represents 2006 and 2007 actual base salary earnings.

(2)	Represents the value of restricted stock awards vesting in 2006 and 2007. The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 30, 2007, in accordance with FAS 123(R), without regard to estimated forfeitures related to service-based vesting conditions, of awards pursuant to the Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in the Stock-Based Compensation footnote to the Company’s audited financial statements for the fiscal year ended December 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2008.

(3)	Represents the value of stock options vesting in 2006 and 2007. The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with FAS 123(R), without regard to estimated forfeitures related to service based vesting conditions, of awards pursuant to the Equity Incentive Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for the 2005, 2006 and 2007 fiscal years are included in the Stock-Based Compensation footnote to the Company’s audited financial statements for the fiscal year ended December 30, 2007, found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2008.

(4)	Represents Other Compensation of $162,255 and Perquisites of $186,152. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($38,346), Company-provided life insurance ($4,002), Company contribution to non-qualified defined contribution/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($108,331) and other annual compensation ($3,476). Perquisites represent the aggregate of incremental cost to the Company of elected personal use of: airplane ($183,858); vacation facility ($1,740) and entertainment tickets ($554).

(5)	Represents Other Compensation of $100,342 and Perquisites of $117. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($18,643), Company-provided life insurance ($5,934), Company contribution to the Management Retirement Plan ($65,760) and other annual compensation ($1,905). Perquisites represent the elected personal use of entertainment tickets ($117).

(6)	Represents Other Compensation of $83,188. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($14,272), Company-provided life insurance ($2,883), Company contribution to the Management Retirement Plan ($56,316) and other annual compensation ($1,617).

(7)	Represents Other Compensation of $49,496. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($9,363), Company-provided life insurance ($1,760), Company contribution to the Management Retirement Plan ($30,058) and other annual compensation ($215).

(8)	Represents Other Compensation of $52,962 and Perquisites of $3,004. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($12,220), Company-provided life insurance ($1,238), Company contribution to the Management Retirement Plan ($31,250) and other annual compensation ($154). Perquisites represent the aggregate of incremental cost to the Company of elected personal use of: vacation facility ($2,700) and entertainment tickets ($304).

(9)	Represents Other Compensation of $32,222 and Perquisites of $2,227. Other Compensation represents the sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($12,220), Company-provided life insurance ($1,898), Company contribution to the Management Retirement Plan ($9,700) and other annual compensation ($304). Perquisites represent the incremental cost to the Company of elected personal use of vacation facility ($2,227).

(10)	Mr. Gerber retired from Kelly Services effective December 31, 2007. For more information see Summary Compensation Table narrative below.

Grants of Plan-Based Awards

								All Other
								Stock	All Other		Grant
					Estimated Future			Awards:	Options		Date
					Payouts Under			Number of	Awards:	Exercise	Market
		Estimated Future Payouts Under			Equity Incentive			Shares of	Number of	of Base	Value of
		Non-Equity Incentive Plan Awards			Plan Awards			Stock or	Securities	Price of	Stock
		Thres-		Maxi-	Thres-		Maxi-	Units	Underlying	Option	Awards
	Grant Date	hold	Target	mum	hold	Target	mum	(#)	Options	Awards	Granted
Name	(1)	($)	($)	($)	($)	($)	($)	(2)	(#)	($/Sh)	(3)

Carl T. Camden	6/1/07	NA	NA	NA	NA	NA	NA	40,000	—	—	$1,156,000
Michael L. Durik	6/1/07	NA	NA	NA	NA	NA	NA	15,000	—	—	$433,500
William K. Gerber	6/1/07	NA	NA	NA	NA	NA	NA	7,500	—	—	$216,750
Rolf E. Kleiner	6/1/07	NA	NA	NA	NA	NA	NA	7,500	—	—	$216,750
George S. Corona	6/1/07	NA	NA	NA	NA	NA	NA	15,000	—	—	$433,500
Michael S. Webster	6/1/07	NA	NA	NA	NA	NA	NA	15,000	—	—	$433,500

(1)	Grants dated 6/1/07 to named executive officers were approved by the Compensation Committee on May 9, 2007, to coincide with other annual compensation changes.

(2)	Restricted Stock Awards granted 6/1/07 have a four year vesting schedule.

(3)	Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) ($28.90) on the grant date. FMV is determined by the closing price on the date of grant.

The Summary Compensation Table on page 14 sets forth the total compensation paid or accrued for services rendered to the Company and its subsidiaries for fiscal year 2007 by the named executive officers.

Early in 2007, the Company announced its plan to globally reorganize the Company into three regions — Americas, EMEA and APAC. In anticipation of the global reorganization the Company formed the Global Sales, Service and Marketing division, as well as the Global Outsourcing & Consulting Group (previously Staffing Alternatives). Mr. Corona was promoted in June 2007 to Executive Vice President and General Manager — Americas. Mr. Kleiner became responsible for the Global Outsourcing and Consulting Group in June 2007 and continued to have responsibility for the Company’s International business (EMEA and APAC) through 2007. Mr. Webster was promoted in June 2007 to Executive Vice President Global Sales, Service and Marketing.

The Committee met on May 9, 2007 to evaluate individual and corporate performance and make recommendations to the Board regarding the compensation of the Company’s senior officers based on performance, relevant market comparisons and the recommendations of management. Any approved base or target incentive changes for senior officers were effective June 1, 2007. Mr. Camden’s base salary remained unchanged at $900,000 in 2007 and his STIP target was increased from 120% to 125%. Mr. Durik’s base salary remained unchanged at $600,000 in 2007 and his STIP target was increased from 80% to 90%. Mr. Gerber’s base salary remained unchanged at $570,000 and his STIP target increased from 65% to 70%. Mr. Kleiner received a base salary increase from $335,000 to $350,000. Mr. Webster received a base salary increase from $325,000 to $400,000 and an increase in STIP target from 65% to 75% to recognize his promotion to Executive Vice President. Mr. Corona received a base salary increase from $325,000 to $400,000 and an increase in STIP target from 65% to 75% to recognize his promotion to Executive Vice President.

Mr. Gerber retired from Kelly Services effective December 31, 2007. He approached Kelly executive management in mid-2007 to express a desire for early retirement. In consideration for remaining in his position through year-end 2007 and implementing a transition plan for execution of his duties as Chief Financial Officer, it was agreed that Mr. Gerber would receive the following compensation: a) an amount equal to his 2007 STIP bonus payment payable in February 2008, calculated according to Kelly’s STIP plan and according to the 2007 financial results of Kelly; b) a total sum of $570,000 as retirement compensation, to be paid over a period of 12 months with payments to begin on July 1, 2008; c) a payment equivalent to his 2008 STIP payment (computed as if he had been employed during the fiscal year of 2008) payable in February 2009, calculated according to Kelly’s STIP plan and according to the 2008 financial results of Kelly, provided that the payment shall not be less than one half of his current target percentage nor more than his current target percentage times his current base salary; d) a total sum of $15,000 to assist his transition from active to retired status payable in December 2007. This retirement agreement superseded Mr. Gerber’s participation in Kelly’s Executive Severance Plan.

The Non-Equity Incentive Plan Compensation column, located in the Summary Compensation Table, reflects the STIP awards of the named executive officers. All of the named executives had all or part of their incentive tied to Corporate EPS results. Named executives with 100% of their target incentive tied to Corporate EPS were Mr. Camden, Mr. Durik and Mr. Gerber. The Corporate EPS result for 2007 was 76.7%. Mr. Durik’s STIP award was reduced by $20,000 from $395,000 to $375,000 due to challenges with a key project in 2007. Mr. Kleiner had a significant portion of his target incentive tied to International business results. The International business performance was very strong in 2007, achieving 195.1% of target percentage. Mr. Webster was measured for part of the year against the U.S. Professional, Technical and Staffing Alternatives (“PTSA”) business performance, and fully against Corporate EPS effective June 2007. The U.S. PTSA business achieved 45.2% of the target incentive, reflecting the weaker U.S. economy. Mr. Corona had a significant portion of his incentive tied to the Americas business performance, achieving 46.0% of the target incentive, reflecting the weaker U.S. economy. Mr. Corona received a special bonus of $37,100 to recognize his leadership of the major Americas/Corporate restructuring in 2007.

Stock Awards and Option Award values reflected in the Summary Compensation Table represent the value of restricted stock awards and stock options that vested in 2006 and 2007. The Committee also approved restricted stock grants as outlined in the Grants of Plan-Based Awards table above. The Committee approved only the grant of restricted stock awards under the EIP during 2007.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
	Number of	Number of	Plan Awards			Number of			Plan Awards	Equity Incentive
	Securities	Securities	Number of			Shares or		Market Value	Number of	Plan Awards:
	Underlying	Underlying	Securities			Units of		of Shares or	Unearned Shares,	Market or Payout
	Unexercised	Unexercised	Underlying	Option		Stock That		Units of Stock	Units or Other	Value of Unearned
	Options	Options	Unexercised	Exercise	Option	Have Not		That Have	Rights That Have	Shares, Units or
	(#)	(#)	Unearned Options	Price	Expiration	Vested		Not Vested	Not Vested	Other Rights That
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	Have Not Vested ($)

Carl T. Camden	2,500	0	—	$34.94	3/9/08
	27,500	0	—	$34.94	3/9/08
	4,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	333	0	—	$21.00	12/3/11
	4,000	0	—	$22.40	2/12/12
	7,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	20,926	0	—	$24.53	6/2/13
	20,000	0	—	$25.15	11/6/13
	3,942	0	—	$28.02	6/1/14
	14,058	0	—	$28.02	6/1/14

	115,833	0				86,650	(1)	$1,671,479	—	—
Michael L. Durik	1,314	0	—	$28.02	6/1/14
	2.686	0	—	$28.02	6/1/14

	4,000	0				39,850	(1)	$768,707	—	—
William K. Gerber	65,000	0	—	$36.22	5/19/08
	4,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	11,500	0	—	$25.60	8/13/11
	4,000	0	—	$22.40	2/12/12
	4,074	0	—	$24.53	6/2/13
	3,942	0	—	$28.02	6/1/14
	5,058	0	—	$28.02	6/1/14

	105,074	0				28,600	(1)	$551,694	—	—
Rolf E. Kleiner	2,500	0	—	$34.94	3/9/08
	12,500	0	—	$34.94	3/9/08
	11,000	0	—	$24.50	3/8/09
	4,000	0	—	$24.00	3/14/10
	16,000	0	—	$24.00	3/14/10
	3,500	0	—	$25.60	8/13/11
	9,000	0	—	$25.60	8/13/11
	4,000	0	—	$22.40	2/12/12
	8,500	0	—	$22.40	2/12/12
	3,380	0	—	$24.53	6/2/13
	9,120	0	—	$24.53	6/2/13
	7,000	0	—	$25.15	11/6/13
	4,548	0	—	$28.02	6/1/14
	2,952	0	—	$28.02	6/1/14

	98,000	0				19,925	(1)	$384,353	—	—
George S. Corona	1,000	0	—	$36.22	5/19/08
	3,000	0	—	$24.50	3/8/09
	2,750	0	—	$25.60	8/13/11
	2,870	0	—	$24.53	6/2/13
	2,952	0	—	$28.02	6/1/14
	4,548	0	—	$28.02	6/1/14

	17,120	0				29,025	(2)	$559,892
Michael S. Webster	2,500	0	—	$34.94	3/9/08
	9,500	0	—	$34.94	3/9/08
	1,516	0		$28.02	6/1/14
	984	0	—	$28.02	6/1/14

	14,500	0				29,025	(2)	$559,892	—	—

(1)	Represents total number of unvested shares from four different grant dates (2/7/05 — 5 year vesting, 6/1/05 — 3 year vesting, 6/1/06 — 4 year vesting and 6/1/07— 4 year vesting).

(2)	Represents total number of unvested shares from four different grant dates (2/7/05 — 5 year vesting, 6/1/05 — 3 year vesting , 1/2/06 — 3 year vesting, 6/1/06 — 4 year vesting and 6/1/07— 4 year vesting).

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized		Value Realized
	Acquired on	on Exercise	Number of Shares	on Vesting
	Exercise	($)	Acquired on Vesting	($)
Name	(#)	(1)	(#)	(2)

Carl T. Camden	0	$0	19,150	$567,475
Michael L. Durik	28,000	$103,640	10,683	$318,099
William K. Gerber	0	$0	9,100	$272,350
Rolf E. Kleiner	15,000	$52,500	5,508	$163,861
George S. Corona	31,630	$185,489	6,308	$187,013
Michael S. Webster	9,125	$54,061	6,308	$187,013

(1)	Value Realized on Exercise is calculated by taking the shares sold times the sales price minus the exercise price.

(2)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation

		Registrant
	Executive	Contributions in	Aggregate Earnings	Aggregate
	Contributions in	Last FY	in Last FY	Withdrawals/	Aggregate Balance
	Last FY	($)	($)	Distributions	at Last FYE
Name	($)	(1)	(2)	($)	($)

Carl T. Camden	$165,912	$108,331	$180,514	$0	$2,000,100
Michael L. Durik	$91,680	$65,760	$7,218	$0	$590,477
William K. Gerber	$78,072	$56,316	$81,783	$0	$1,280,529
Rolf E. Kleiner	$122,500	$30,058	$107,751	$0	$1,559,564
George S. Corona	$56,875	$31,250	$27,423	$0	$729,264
Michael S. Webster	$0	$9,700	$19,146	$0	$377,170

(1)	Registrant Contributions in Last FY are also reported as Other Compensation in the Summary Compensation Table.

(2)	Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings do not include the executive and Company contributions and are not included in the Summary Compensation Table.

The named executive officers are eligible to participate in the Company’s Management Retirement Plan (MRP), a non-qualified defined contribution/deferred compensation plan available to all highly compensated employees as defined by the IRS. The Compensation Committee also reviews and considers an annual discretionary award. In 2007 the discretionary award was approved for 2%.

Post Termination Compensation

The Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Plan”) in April 2006. The Plan provides severance benefits to certain executive officers of the Company as outlined in the Plan. In general, the Plan would provide severance payments and benefits for eligible Executives (as outlined in the Plan) in the event their employment is terminated under certain circumstances.

Under the portion of the Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that his or her employment is terminated without cause by the Company or for good reason by the named executive officers, each as is defined in the Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed to the named executive officer but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination, the named executive officer would be entitled to the then-current target incentive opportunity established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. The incentive will be adjusted on a pro rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Plan times the named executive officer’s base salary. The eligible named executive officer would receive incentive continuation payments in an amount equal to such multiple as identified in the Plan times the named executive officer’s target incentive. The combination of salary continuation and incentive continuation amounts would be paid by the Company in equal installments over the severance period and in accordance with the Company’s standard payroll practice. For a qualifying termination, the CEO and other eligible named executive officers are eligible to receive continuation payments and benefits coverage for up to a two-year period.

The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The named executive officer, identified in the Plan, shall be eligible to receive reimbursement for professional outplacement services actually incurred during the initial twelve month period following termination, not to exceed $10,000.

The eligible named executive officers, as a part of their severance agreement, will not directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company for the twelve months following termination.

During this period the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered by the severance agreement will not disparage, slander or injure the business reputation or goodwill of the Company.

The following table includes the eligible named executive officers covered by the Executive Severance Plan. The table reflects different elements payable under the Executive Severance Plan as if a named executive officer, who is a party to the Plan, would experience a qualifying termination on December 31, 2007. The Incentive earned for 2007 would be paid the following February. All other continuation amounts would be paid over the salary continuation period in compliance with Section 409A requirements.

					Value of	Allowed
					Medical Plan	Reimbursement of
		Value of Incentive	Value of Salary	Value of Incentive	Provided During	Professional
	Severance Plan	Earned but Not Paid	Continuation	Continuation	Continuation Period	Outplacement	Total Company
	Multiple	as of 12/31/07	($)	($)	($)	Services	Severance Expense
Name	(#)	(1)	(2)	(3)	(4)	($)	(5)

Carl T. Camden	2	$848,500	$1,800,000	$2,250,000	$22,978	$10,000	$4,931,478
Michael L. Durik	2	$395,000	$1,200,000	$1,080,000	$16,738	$10,000	$2,701,738
Rolf E. Kleiner	1	$356,600	$350,000	$227,500	$11,489	$10,000	$955,589
George S. Corona	1	$145,200	$400,000	$300,000	$11,489	$10,000	$866,689
Michael S. Webster	1	$182,300	$400,000	$300,000	$11,489	$10,000	$903,789

(1)	The Value of Incentive Earned But Not Paid represents the calculated incentive for the named executive officers if they had terminated on December 31, 2007, based on actual full year performance results. If the termination date is other than the last day of the year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the number of years eligible according to the Executive Severance Plan.

(3)	The Value of Incentive Continuation is calculated by taking the annual incentive target times the number of years eligible according to the Executive Severance Plan.

(4)	The value of Medical Plan Provided is calculated as the Company- paid portion of the Medical Plan cost times the number of months eligible according the Executive Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5)	Total Company Severance Expense is the sum of the value of incentive earned but not paid, salary continuation, incentive continuation, continuation of company-paid portion of medical plan and allowed reimbursement of outplacement services.

Director Compensation

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation	Total

T.E. Adderley	N/A	N/A	N/A	N/A	$0	$1,520,887	$1,520,887
J.E. Dutton	$82,000	$50,000	$14,531	N/A	N/A	N/A	$146,531
M. A. Fay	$88,625	$50,000	$14,531	N/A	N/A	N/A	$153,156
V. G. Istock	$102,000	$50,000	$14,531	N/A	N/A	N/A	$166,531
D. R. Parfet	$95,125	$50,000	$11,644	N/A	N/A	N/A	$156,769
B. J. White	$90,125	$50,000	$14,531	N/A	N/A	N/A	$154,656

(1)	Represents the aggregate fair market value of grants of 881 shares of the Company’s Class A common stock having a fair market value of $28.38 per share on the award date of May 10, 2007 and 1,260 shares of the Company’s Class A common stock having a fair market value of $19.83 per share on the award date of November 9, 2007.

(2)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with FAS 123(R), without regard to the estimated forfeiture related to service-based vesting conditions, of awards pursuant to the 1999 Non-Employee Directors Stock Option Plan, and thus included amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years 2004, 2005 and 2006 are included in the Stock-Based Compensation footnote to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2007.

In connection with execution of the Company’s management succession plan in 2006, the Compensation and Corporate Governance Committees retained Hewitt Associates to assist in the evaluation of compensation of Mr. Adderley as Chairman of the Board of Directors, which is a non-officer position, commencing in May of that year. The Committees jointly recommended and the Board of Directors approved continuation of Mr. Adderley’s base salary of $950,000 for his service as Chairman. In addition, Mr. Adderley as an employee is able to participate in the Company’s benefit plans and Management Retirement Plan, which is a non-qualified deferred compensation plan. Other compensation includes base salary of $950,000, a vehicle allowance of $8,100, employer provided life insurance in the amount of $17,304, the incremental cost of the usage of corporate aircraft and security driver in the amounts of $10,241 and $4,200, respectively, dividends on restricted shares in the amount of $15,611, the value of vested restricted shares in the amount of $419,476, Company contribution to the Management Retirement Plan of $93,216 and other annual compensation of $2,739. Mr. Adderley is not eligible to participate in the Company’s Short Term Incentive Plan or Equity Incentive Plan.

During 2007, the Corporate Governance and Nominating Committee retained Hewitt Associates to assist in an evaluation of the adequacy of Director compensation. Based on the recommendations of the Committee, the Board of Directors took several actions during the course of the year. During the first quarter, the annual retainer for the Audit Chair was increased from $10,000 to $12,500 and the annual retainers for the Chairs of the Compensation Committee and Corporate Governance and Nominating Committee were increased from $5,000 to $7,500 and per meeting fees for attendance at Board and Committee meetings was equalized at $1,500 per meeting. During the fourth quarter the Board increased the annual retainer from $50,000 to $100,000 (consisting of an additional $25,000 cash retainer and a related stock award with a fair market value of $25,000) and eliminated the payment of per meeting fees beginning in 2008. Stock awards are made under the Non-Employee Directors Stock Award Plan approved by the stockholders in 1995, as amended May 14, 2001. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, chose not to authorize grants of stock options under the 1999 Directors Stock Option Plan in 2007.

Mr. Istock, who serves as Lead Independent Director, was paid an additional annual retainer of $20,000.

Mr. Parfet, who serves as chair of the Audit Committee, was paid an additional retainer of $12,500. Drs. White and Fay, who serve as chairs of the Compensation and Corporate Governance and Nominating Committees, respectively, were paid an additional annual retainer of $7,500.

Election of Directors
Proposal 1

The Board of Directors is divided into three classes with each class generally elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of Directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at eight (8).

The Board of Directors recommends that the nominees named below be elected to serve as Directors for the three year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 1, 2012.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

Listed on the following page are the names of the persons nominated for election as Directors of the Company, each of whom is currently a Director of the Company and of the Directors of the Company whose terms of office will continue after the Annual Meeting, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), the year in which they first became a director of the Company and the year in which their term as a Director is scheduled to expire.

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

Nominees for Election as Director to be Elected for a Three-Year Term
Carl T. Camden Age 53	2008	President and Chief Executive Officer (2006). Formerly: President and Chief Operating Officer (2001).	2002
Leslie A. Murphy(1) Age 56	2008	President and CEO, Murphy Consulting, Inc. (2008); Certified Public Accountant. Formerly: Partner, Plante & Moran, 1973-2007; Past Chair of the Board of Directors of the American Institute of Certified Public Accountants.	2008
B. Joseph White Age 60	2008	President, University of Illinois (2005); Trustee, Equity Residential, Inc. Formerly: Professor of Business Administration, Dean of the University of Michigan Business School (2001), and Interim President of the University of Michigan (2002); Managing Director, Fred Alger Management, Inc. (2003).	1995

Directors Continuing in Office
Maureen A. Fay, O.P. Age 73	2009	President Emeritus of the University of Detroit Mercy; President (1983 - 2004). Formerly: Director of Bank One Corporation.	1997
Verne G. Istock Age 67	2009	Lead Director (2006). Retired Chairman of Bank One Corporation; Director of Masco Corporation and Rockwell Automation, Inc. Formerly: Chairman, President and Chief Executive Officer of First Chicago NBD Corporation; Chairman and Chief Executive Officer of First National Bank of Chicago; Chairman and Chief Executive Officer of NBD Bancorp, Inc; Director of Bank One Corporation; First Chicago NBD Corporation; and Federal Reserve Bank of Chicago.	1991
Donald R. Parfet Age 55	2009	Managing Director of Apjohn Group, LLC (2001); General Partner of Apjohn Ventures Fund (2002). Formerly: Senior Vice President at Pharmacia Corporation (2000).	2004
Terence E. Adderley Age 74	2010	Chairman of the Board of Directors. Formerly: Chief Executive Officer (1987-2006) and Director of DTE Energy Company.	1962
Jane. E. Dutton Age 55	2010	Professor of Business Administration of the University of Michigan Business School (1996); Professor of Psychology (2002).	2004

(1)	Following the recommendation of the Corporate Governance and Nominating Committee, Ms. Murphy was first elected to the Board of Directors on February 11, 2008. She was recommended to the Committee by Terence E. Adderley, Chairman of the Board of Directors. Prior to her election, Ms. Murphy was vetted by the Chair of the Committee, the Lead Director and the Chief Executive Officer and her qualifications were fully reviewed and discussed with the Committee.

Approval of Standards for Performance-Based, Annual Incentive Award Criteria
for Certain Executive Officers Under the Company’s Short-Term Incentive Plan

Proposal 2

Description of the Short Term Incentive Plan

In 1993, the Board of Directors of the Company adopted an annual cash award plan, the Short-Term Incentive Plan or STIP, which is designed to provide incentive awards to certain officers and other management-level employees based on their contributions to the Company’s growth and profitability. Participants in the STIP are selected by authority of the Compensation Committee, delegated in some instances to the Company’s Chief Executive Officer. When the performance objectives of a fiscal year are met, incentive payments are made early in the following fiscal year.

The STIP generally contemplates that at least one of the performance goals established by the Compensation Committee of the Board of Directors each year will be a quantitatively measured Company performance objective. The Plan also gives the Compensation Committee discretion to establish other goals, the achievement of which may require subjective assessment. The Board of Directors believes that this flexibility generally afforded the Compensation Committee under the STIP is beneficial and in the best interest of the Company and its stockholders.

The STIP has been amended by action of the Company’s Board of Directors on several occasions since its adoption in 1993. The most recent amendment, which did not require stockholder approval in accordance with the terms of the STIP, was adopted by the Board of Directors on November 8, 2007. A copy of the STIP, as amended to date, is included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 14, 2007.

Background for the Proposal; Deductibility

Section 162(m) of the Internal Revenue Code establishes a limit of $1,000,000 per year on the tax deductibility of annual compensation paid to the chief executive officer and the next four highest-paid executive officers of a public company, unless such compensation is “performance-based” and certain conditions are met. These conditions include:

•	that an award under an incentive plan be objectively determinable based on a performance standard or standards;

•	that the eligible employees covered, nature of business criteria on which the performance goals under the plan are based and individual award maximums be approved by the Company’s stockholders at least once every five years; and

•	that changes in any of these conditions be approved by the stockholders.

The Company is submitting this proposal to stockholders for the purpose of complying with the condition under Section 162(m) requiring stockholder approval of the employees covered, nature of the business criteria on which performance goals are based and individual award maximums under the STIP at least once every five years.

Executives Covered

Under the STIP, provisions intended to permit compliance with the Section 162(m) exemption for performance-based compensation apply to the Company’s chief executive officer and, for any given year, each executive officer at or above the senior vice president level who is determined by the Compensation Committee to be an executive likely to be named in the Summary Compensation Table of the Company’s proxy statement for the next year’s Annual Meeting of Stockholders. These officers are referred to in the STIP as the Named Officers. The foregoing provisions of the STIP relating to the designation of the Named Officers have not been amended since the STIP was most recently approved by the Company’s stockholders in 2003.

Business Criteria and Award Maximum

Under Section 8 of the STIP, the business criteria on which performance goals are based and individual award maximums applicable to the Named Officers are as follows:

Section 8 — Special Provisions Applicable to Named Officers.

During the first quarter of each year the Committee shall consider the establishment of a Plan target award, expressed as a percentage of eligible salary, for each of the Named Officers.

The Committee shall next establish objective performance standards for the corporate and/or divisional/departmental portions of the awards, and determine what percentage of the target award, if any, will be based on each such objective performance standard.

The Committee will select one or a combination of the following as objective performance standards: pre-tax or after tax corporate earnings for the year or the equivalent of such amounts in basic or diluted earnings per share, sales, gross profit, earnings from operations, net operating profit after taxes above the cost of capital, market share, customer satisfaction, quality metrics, shareholder value and return on assets, investment or equity.

The Committee shall also specify during the first quarter which, if any, types or categories of extraordinary, unusual, non-recurring or other items of gain or loss shall be excluded or otherwise not taken into account when actual corporate or divisional/departmental results are calculated.

The Committee will finally establish an award payout schedule based upon the extent to which the objective performance standard(s) is or is not achieved or exceeded. The Committee retains the right in its discretion to reduce an award based on Company, divisional/departmental or individual performance, but will have no discretion to increase any award so calculated.

In addition to awards based on quantitatively determinable performance standards, the Committee may, in its discretion and acting in the best interests of the Company, set one or more other incentive goals for a portion or all of a Named Officer’s Plan award, the achievement of which need not be quantitatively determinable but, instead, may require subjective assessments of the quality of performance to which the goals relate (“qualitative performance standards”). If a qualitative performance standard is established with respect to a Named Officer’s Plan target award, the Committee shall specify at the time of the award what percentage of the total award will be based on that objective. The Committee will, however, have discretion to increase or decrease that portion of an award which does not qualify for the performance-based exclusion from the Section 162(m) cap on compensation deductibility.

In no event shall the total annual Plan award to a Named Officer, including the non-performance-based portion, exceed $2,000,000 a year.

The foregoing business criteria and individual award maximums have not been amended since the STIP was most recently approved by the Company’s stockholders in 2003.

2008 Awards to Named Officers

Consistent with the criteria described above, the Compensation Committee, in the first quarter of 2008, designated the Named Officers for 2008, who include the officers shown in the Summary Compensation Table of this proxy statement. The Compensation Committee also determined the target incentive award for each Named Officer, established the 2008 earnings per share performance standard and the percentage of the 2008 target award each Named Officer may receive under the STIP if that performance standard is achieved, and approved a schedule of possible STIP payouts for 2008 ranging from zero percent (if the specified earnings per share threshold is not achieved) to the maximum percent of each Named Officer’s target award salary percentage, depending on the extent to which actual earnings per share are less or more than the target amount. Because of the contingent nature of the performance criteria and the potential for base salaries of Named Officers to be changed during 2008 pursuant to the Company’s regular merit increase process, the actual amount, if any, that any executive officer will receive for 2008 performance (or for performance in any later year) is not now determinable.

Effect of Stockholder Approval; Subsequent Amendments

The Board believes that if this proposal is approved by the Company’s stockholders, the full amount of each STIP award to a Named Officer based on quantitatively determinable standards will continue to qualify as performance-based compensation excluded from Section 162(m)’s deduction limits. Under the current Section 162(m) regulations, any STIP awards paid in a given year to any of the Named Officers for achievement of qualitative performance standards will not be excluded from the section’s $1,000,000 per executive annual deduction limit. However, Section 162(m) only affects the deductibility of that portion of non-excluded compensation which exceeds $1,000,000; it has no effect on the deductibility of non-excluded compensation at or below that amount.

Assuming stockholder approval of this proposal, the current Section 162(m) regulations will permit the Compensation Committee to use any or all of the approved business criteria for quantitatively determinable STIP awards that are deductible for up to five years (that is, through 2013) without seeking further stockholder approval of those criteria. The Board also may terminate the STIP at any time and may further amend it from time to time, with or without stockholder approval. However, any amendment that, within the meaning of the Section 162(m) regulations, would materially change the employees covered, the business criteria on which performance goals are based or individual award maximums would be subject to stockholder approval to assure the deductibility of the payments following such amendments.

Effect of Non-Approval

If this proposal is not approved by the Company’s stockholders, the STIP awards for Named Officers that have been conditioned on stockholder approval will not be made. However, the Compensation Committee, acting within its delegated authority, will continue from time to time to consider how best to structure the compensation of these and other executive officers of the Company, which compensation may include non-STIP incentive bonuses to such officers for achievement of performance objectives set by the Committee.

Required Vote

This proposal will be approved if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called “broker non-vote” will not be considered present, but any shares for which an abstention is registered will be considered present. In other words, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “Against” the proposal.

Amendment and Restatement of Non-Employee Director Stock Award Plan

Proposal 3

The Company previously adopted the Kelly Services, Inc. Non-Employee Director Stock Award Plan, which provided that each non-employee Director would receive a number of shares of Class A common stock equal in value to 100% of the annual retainer payable to the Directors for the year. The Company has adopted, effective February 12, 2008, and subject to the approval of the Class B common stockholders, an amendment and restatement of the Non-Employee Director Stock Award Plan in the form of the 2008 Non-Employee Directors Stock Plan (the “Director Plan”). The amended and restated Director Plan authorizes the Board to determine the portion of the non-employee Directors’ annual retainer to be paid in the form of Class A common stock.

General

Plan Purpose.  The purpose of the Director Plan is to enhance the Company’s ability to (i) attract and retain the services of non-employee Directors by providing them with an opportunity to participate in the growth of the Company and (ii) align the personal interests of the Company’s non-employee Directors with those of the Company’s stockholders by promoting the acquisition of Company stock in satisfaction of the Company’s non-employee Director stock ownership guidelines.

Stock Subject to the Plan.  The total number of shares of Class A common stock which may be granted under the Director Plan each year may not exceed one-quarter of one percent of the total number of shares outstanding as of the first day of the year in which the shares are granted (as may be adjusted from time to time by the Board to reflect stock dividends, stock splits and other stock related corporate transactions).

Stockholder Approval.  Stockholder approval of the Director Plan will enable the Company to remain competitive with those companies that use stock as a method of non-employee director compensation, and will satisfy the requirements of applicable securities rules. The proposal to approve the Director Plan will be carried if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the annual meeting.

Plan Summary

The full text of the Director Plan is set forth as Appendix A to this Proxy Statement. The following is a summary of the material features of the Director Plan, and is qualified in its entirety by reference to the Director Plan as set forth in Appendix A.

Eligibility.  The Director Plan provides benefits to those Directors of the Company who are not employees of the Company.

Awards.  The Director Plan provides that each non-employee Director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her annual retainer (or pro rated annual retainer as the case may be) in the form of Class A common stock in a percentage (up to a maximum of 100%) of the annual retainer as determined by the Board at the annual stockholders meeting (or at such other time as determined by the Board).

Payment.  The Class A common stock granted under the Director Plan shall be paid to the non-employee Directors on the first business day next following the date of the annual meeting of stockholders or, in the case of a non-employee Director elected between annual stockholders meetings, the day following his or her election to the Board. The number of shares of Class A common stock granted to a non-employee Director under the Director Plan will be calculated by dividing the portion of the annual retainer to be paid in the form of Class A common stock by the value of a share of Class A common stock as of the close of business on the date of grant.

Transferability.  The shares granted to the non-employee Directors under the Director Plan will not be transferable for a period of six months after the date of grant, except in the event of the death of the recipient. All rights to receive common stock under the Director Plan will terminate immediately in the event a non-employee Director ceases to serve as a Director.

Plan Administration.  The Director Plan will be administered by the Board or a committee of the Board. The Board has delegated to the Corporate Governance and Nominating Committee (the “Governance Committee”) the authority to interpret the Director Plan and to make other determinations that it deems necessary or desirable for the administration of the Director Plan. Notwithstanding the foregoing, the Board shall retain the authority to determine the portion of the annual retainer to be paid in Class A common stock. Any decision of the Board or Governance Committee acting in its authorized capacity shall be final, conclusive and binding.

Plan Duration, Amendment and Modification.  The Director Plan will remain in effect for ten years following the date the Director Plan is approved by the stockholders (unless earlier terminated by the Board). The Board may terminate, amend or modify the Director Plan at any time and from time to time; provided, however, the Board shall not, without the requisite affirmative approval of the stockholders, make any amendment which requires stockholder approval under any applicable law or rule, unless such compliance, if discretionary, is no longer desired.

Federal Income Tax Information

The following is a brief summary of the federal income tax consequences of the Class A common stock awards granted pursuant to the Director Plan. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A Director will recognize ordinary income equal to the fair market value of the shares of Class A common stock the Director receives (determined as of the date the date of grant) under the Director Plan. The Company will be entitled to a deduction for the amount of such ordinary income recognized by the Director as a result of such grants.

New Plan Benefits

Currently, there are six non-employee Directors or nominees who would be eligible to participate in the Director Plan. Because it is within the discretion of the Board to determine the portion of the annual retainer to be paid in the form of Class A common stock, it is not presently possible to determine the amount of the awards to be received under the Director Plan.

Current Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2007:

Securities Authorized for Issuance Under Equity Compensation Plans

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column)

Equity compensation plans not approved by security holders	—	—	—
Equity compensation plans approved by security holders	1,370,000	$26.80	2,898,000

Total	1,370,000	$26.80	2,898,000

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s
Independent Registered Public Accounting Firm

Proposal 4

At its February 12, 2008 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending December 28, 2008. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Required Audit Committee Disclosures

Duties

The Audit Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management policies and the Company’s compliance with legal and regulatory requirements. The Committee approves all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the Securities and Exchange Commission on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at www.kellyservices.com.

Service Fees Paid to the Independent Registered Public Accounting Firm

	2007	2006
	$	$

Audit Fees	$2,611,550	$1,970,226
Audit Related Fees	117,500	30,000
Tax Fees	36,268	236,690
All Other Fees	1,500	1,500

Total	$2,766,818	$2,238,416

Audit Fees:  Services rendered during the years ended December 30, 2007 and December 31, 2006 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents and assistance with review of documents filed with the SEC.

Audit-Related Fees:  Services rendered during the year ended December 30, 2007 were for professional services related to the issuance of a comfort letter. Services rendered during the year ended December 31, 2006 were for professional services rendered for employee benefit plan audits.

Tax Fees:  Services rendered during years ended December 30, 2007 and December 31, 2006 were for tax planning and compliance.

All Other Fees:  Services rendered during the years ended December 30, 2007 and December 31, 2006 were for accounting research tools.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 30, 2007, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and

(3) received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1 and discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 12, 2008 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2007 filed with the Securities and Exchange Commission. The Board approved this inclusion.

THE AUDIT COMMITTEE

Donald R. Parfet, Chairman
Jane E. Dutton
Maureen A. Fay
Verne G. Istock
B. Joseph White

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, MI 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 4, 2008.

Other Matters

At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s printed summary Annual Report and Annual Report on Form 10-K as of December 30, 2007, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet or telephone.

By Order of the Board of Directors

Daniel T. Lis
Senior Vice President, General Counsel
And Corporate Secretary

Appendix A

KELLY SERVICES, INC.
2008 NON-EMPLOYEE DIRECTORS STOCK PLAN

Section 1 — Establishment

Kelly Services, Inc. (“Kelly”) hereby establishes the Kelly Services, Inc. 2008 Non-Employee Directors Stock Plan (the “Plan”), which is an amendment and restatement of the Kelly Services, Inc. Non-Employee Director Stock Award Plan, as set forth in this document.

Section 2 — Purpose

The purpose of the Plan is to (i) enhance Kelly’s ability to attract and retain the services of Non-Employee Directors by providing them with an opportunity to participate in the growth of Kelly and (ii) align the personal interests of Non-Employee Directors with those of Kelly’s stockholders by facilitating the acquisition of Class A Common Stock by Non-Employee Directors in satisfaction of Kelly’s Services, Inc. Non-Employee Director Stock Ownership Guidelines.

Section 3 — Certain Definitions

(a) The terms in quotation marks below have the following meanings under the Plan:

“Annual Retainer” means the total amount payable in cash to a Non-Employee Director as an annual retainer (excluding meeting fees and committee fees) for services provided by the Non-Employee Director to Kelly.

“Board” means the Board of Directors of Kelly.

“Class A Common Stock” means Class A Common Stock, par value 1.00 per share, of Kelly.

“Fair Market Value” means, for any given date, the closing market price for a share of Class A Common Stock as a Nasdaq Stock Market LLC security reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for that date (or, if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to Nasdaq, it shall be determined in good faith by the Board.

“Non-Employee Directors” means a member of the Board who is not an employee of Kelly.

(b) References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include authorized and unissued shares or authorized and unissued shares of Class A Common Stock which have been reacquired by Kelly and held as treasury shares.

Section 4 — Duration Of The Plan

The Plan was approved by the Board on February 12, 2008 and became effective upon its approval by the stockholders of the Company at the annual meeting of stockholders of the Company held on May 6, 2008. The Plan shall remain available for the issuance of Class A Common Stock until ten years from the date the Plan was approved by the Company’s stockholders (or such earlier date determined by the Board).

Section 5 — Shares Issuable Under The Plan

Subject to adjustment as provided in Paragraph 6, the total number of shares of Class A Common Stock which may be issued under the Plan in each year during which the Plan is in effect shall not exceed one-quarter of one percent of the total number of outstanding Class A Common Stock as of the first day of that year.

Section 6 — Capital Adjustments

The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization of shares or any similar capital adjustment or other increase or decrease in the number of outstanding Class A Common Stock effected without receipt of consideration by Kelly.

Section 7 — Grants of Class A Common Stock

(a) Each Non-Employee Director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her Annual Retainer (or pro rated Annual Retainer for a Non-Employee Director elected between annual stockholders meetings) in the form of Class A Common Stock in a percentage (up to a maximum of 100%) of the Annual Retainer as determined by the Board at the annual stockholders meeting (or at such other time as determined by the Board).

(b) With respect to those Non-Employee Directors elected at the annual meeting of stockholders, or whose term continues thereafter, the portion of the Annual Retainer to be paid in the form of Class A Common Stock shall be paid on the first business day next following the date of the annual meeting of stockholders and with respect to any Non-Employee Director elected to the Board between annual meetings, the portion of the Annual Retainer to be paid in the form of Class A Common Stock will be paid on the first business day following his or her election to the Board (each an “Issue Date”).

(c) The number of shares of Class A Common Stock issued to a Non-Employee Director in accordance with Section 7(b) shall be determined by multiplying (x) the Annual Retainer (or pro rated Annual Retainer for a Non-Employee Director elected between annual stockholders meetings) provided to such Non-Employee Director for the year by (y) the percentage established by the Board in accordance with Section 7(a) for the year and dividing the product of (x) and (y) by the Fair Market Value of a share of Class A Common Stock on the Issue Date. Fractional shares resulting from this formula shall be rounded, up or down, to the nearest whole share at the sole discretion of the Board.

Section 8 — Transferability and Vesting

The shares of Class A Common Stock issued to each Non-Employee Director shall not be transferable by the Non-Employee Director for a period of six months after the Issue Date, except in the event of the death of the recipient.

Section 9 — Rights Of the Stockholder

A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Class A Common Stock issued under the terms of this Plan until the Non-Employee Director shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distribution of other rights with respect to any such shares of Class A Common Stock for which the record date prior to the date on which the Non-Employee Director shall have become the holder of record of any such shares.

Section 10 — Termination of Service As A Non-Employee Director

In the event a Non-Employee Director ceases to serve on the Board (including in the case of death), all rights to receive Class A Common Stock hereunder shall terminate immediately.

Section 11 — Amendment Of Plan

The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, the Board of Directors shall not, without the requisite affirmative approval of stockholders of Kelly, make any amendment which requires stockholder approval under any applicable law or rule, including Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”) or the NASDAQ Marketplace Rules, unless such compliance, if discretionary, is no longer desired.

Section 12 — Compliance With Rule 16b-3

It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board.

Section 13 — Securities Law Restrictions

Kelly may impose such other restrictions on any shares of Class A Common Stock issues pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which the Class A Common Stock is then listed, and with any Blue Sky or state securities law applicable to such Class A Common Stock.

Section 14 — Governing Law

All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith to the extent not preempted by the laws of the United States.

Section 15 — Plan Administration

The Plan shall be administered by the Board, except that the Board may delegate administration of the Plan to the Corporate Governance and Nominating Committee or other committee (the “Committee”) to the extent that the Committee is comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3. For purposes of the Plan, the term Board shall refer to the Board or, to the extent such authority has been delegated to the Committee by the Board, the Committee.

Please THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. Mark Here for Address Change or Comments
SEE REVERSE SIDE FOR ALL FOR ALL WITHHOLD EXCEPT FOR AGAINST ABSTAIN 1. To elect three directors; three year term 2. To approve standards for performance-based, annual ending at the Annual Meeting of Stockholders incentive award criteria for named executive officers held after the close of the fiscal year ending under the Company’s Short Term Incentive Plan. January 1, 2012. FOR AGAINST ABSTAIN 3. To approve the amendment and restatement of the 01 C.T. Camden Non-Employee Director Stock Award Plan in the form 02 L.A. Murphy of the 2008 Non-Employee Directors Stock Plan. 03 B.J. White FOR AGAINST ABSTAIN 4. To ratify h t e appointment of PricewaterhouseCoopers LLP as the independent registered public accounting Instructions: To withhold authority to vote for any individual firm for the Company for the year 2008. nominee(s), mark “FOR ALL EXCEPT” and write the name of the 5. To transact any other business as may properly come before the Meeting or nominee(s) in the space provided below. any postponement or adjournment thereof. Please be sure to sign and date this Proxy. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE http://www.proxyvoting.com/kelyb 1-866-540-5760 Use the Internet to vote your proxy. OR Use any touch-tone telephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site. card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.com.mobular.net/bnymellon/kelyb

KELLY SERVICES, INC. 999 West Big Beaver Road Troy, Michigan 48084 Solicited by the Board of Directors for the Annual Meeting of Stockholders on May 6, 2008 The undersigned hereby appoints as Proxies Michael L. Durik and Daniel T. Lis , each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the “Company”) held of record by the undersigned on March 13, 2008 at the Annual Meeting of Stockholders to be held on May 6, 2008 or any postponement or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your Kelly Services, Inc. account online . Access your Kelly Services, Inc. stockholder account online via Investor ServiceDirect®(ISD). The transfer agent for Kelly Services, Inc., now makes it easy and convenient to get current in formation on your shareholder account. · View account status • View payment history for dividends · View certificate history • Make address changes · View book-entry information • Obtain a duplicate 1099 tax form · Establish/change your PIN Visit us on the web at htp://www.bnymellon.com/shareowner For Technical Assitance Call 1-8777-978-7778 between 9am-7pm Monday-Friday Eastern Time ***TRY IT OUT *** www.bnymellon.com/shareowner/isd Investor Service Direct ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163